SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                          CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): April 24,
1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction              File Numbers)    Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On April 24, 1997, Computervision Corporation issued a press release reporting on its earnings for the first quarter of 1997 (see copy of press release attached).

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated April 24, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General
Counsel

                               Date:  April 30, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated April 24, 1997        6-9

For Further Information

Investor Contact:                 Media Contact:
Mindy Kohl                        Paula Slotkin
Investor Relations                Director, Public Relations
(617) 275-1800, ext. 4887         (617) 275-1800, ext. 1838


FOR IMMEDIATE RELEASE

         Computervision Announces First Quarter Results
         ----------------------------------------------

BEDFORD, Mass., April 24, 1997 -- Computervision Corporation (NYSE:CVN) today reported financial results for the first quarter ending March 30, 1997. The Company posted total revenue of $77.8 million for the quarter as compared to $113.2 million in last year's first quarter. Total software revenue in the first quarter of 1997 was $41.4 million, compared to $68.7 million in the first quarter of 1996. Total software product revenue in the first quarter of 1997 was $16.6 million, compared to $40.0 million in the first quarter of 1996. Other services revenue from the CVSI business for the first quarter of 1997 was $36.4 million as compared to $44.5 million in the first quarter of 1996.

The Company reported a net loss of $0.53 per share in the quarter just ended compared to earnings of $0.13 per share for the Company in the first quarter of 1996. Included in the operating results of the quarter is a non-recurring charge of $7 million, or $0.11 per share, related primarily to completing the separation of the CVSI services business from the software business. The Company also reported an operating loss of $0.26 per share, from the software business in the first quarter of 1997, compared to an operating profit of $0.17 per share for the first quarter of 1996. The CVSI business reported an operating loss of $0.15 per share in the first quarter of 1997, which included the non-recurring charge of $0.11 per share in the quarter, as compared to an operating profit of $0.09 per share in the first quarter of 1996.

Computervision president and CEO Kathleen A. Cote commented, "We are extremely disappointed in the results of the first quarter. This reflects that our business continues to consist of large contracts with long sales cycles. We believe in the long-term growth prospects for our business, which is supported by the adoption of Electronic Product Definition(TM)(EPD(TM)) by leading companies such as Airbus, United Defense L.P., and Andersen Windows. These companies are using EPD to reinvent their product development processes and create competitive advantage. We continue to believe our focus on the EPD strategy will result in improved performance in the second half of the year, particularly in light of the recent introduction of EPD.Connect(TM)and CADDS(R) NT."

The Company also announced it has reached a satisfactory agreement with its lending banks to amend its credit facility.

This press release contains "forward-looking" statements under the federal securities laws. The Company notes that the actual results could differ materially from those projected, including: reliance on significant contracts from large customers that make quarterly revenue and earnings difficult to predict and the risks associated with new product introduction and technology development by the Company, as well as the introduction of new products into the marketplace by its competitors. The Company refers the reader to the section entitled, "Management Discussion and Analysis of Financial Conditions and Results of Operations" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission for a description of other risks and uncertainties.

Computervision Background
-------------------------
Computervision Corporation is the leading international supplier of Electronic Product Definition solutions for developing, delivering, and maintaining products throughout their life cycle. For more than 26 years, the Company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision Services(R) provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems, and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices located throughout the world.

Computervision, the Computervision logo, and CADDS are USPTO registered trademarks of Computervision Corporation.
Electronic Product Definition, EPD, and EPDConnect are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product, and other company information is available via fax by dialing 1-800-
546-4616.  Any questions should be directed to Investor
Relations at Computervision Corporation at 617-275-1800, ext. 1871. For more information on Computervision, please call 617-275-1800 or visit the Computervision web site at http://www.cv.com.


                  COMPUTERVISION CORPORATION
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended:         March 30, 1997   March 31, 1996
------------------          --------------   --------------
Software Revenue
   Product                     16,609,000      $40,039,000
   Services                    24,752,000       28,678,000
                                    ----------       -------
---
      Total Software Revenue   41,361,000       68,717,000
Other Services Revenue         36,448,000       44,518,000
                               ----------       ----------
      Total Revenue            77,809,000      113,235,000
Gross Profit Margin
   Software                    22,495,000       48,300,000
   Other Services               2,954,000       12,228,000
Operating Expenses
   Software                    38,889,000       37,376,000
   Other Services               5,713,000        6,068,000
Non-recurring Charge
   Software                             -                -
   Other Services (1)           7,000,000                -
                                ---------        ---------
Operating Income
   Software                   (16,394,000)      10,924,000
   Other Services              (9,759,000)       6,160,000
                                ----------      ----------
      Total Operating Income  (26,153,000)      17,084,000

Net Interest Expense and
   Other Expense                7,791,000        7,805,000
Provision for Income Taxes              0        1,111,000
                                ---------        ---------
Net Income                   ($33,944,000)      $8,168,000
                               ===========      ==========

Net Earnings per Share             ($0.53)           $0.13
                               ===========       =========
Weighted Average Shares
   Outstanding                 63,567,000       64,944,000


(1) Operating Income for the three months ended March 30, 1997 included a pre-tax non-recurring charge related primarily to completing the separation of the OSS business from the software business.


                    COMPUTERVISION CORPORATION
               CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS                     March 30, 1997  December 31, 1996
------                     --------------   ---------------
Cash and cash
   equivalents                $27,557,000       $38,565,000
Accounts receivable, net       76,792,000       102,509,000
Other current assets           23,844,000        23,467,000
                              -----------       -----------
  Total current assets        128,193,000       164,541,000
Property and equipment,
   net                         26,765,000        31,055,000
Other assets                   11,662,000        12,749,000
                              -----------       -----------
  Total assets               $166,620,000      $208,345,000
                             ============      ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Notes payable and current
  portion of long-term
  debt                         10,298,000        $9,888,000
Accounts payable and
  accrued expenses            168,156,000       174,099,000
Deferred revenue and
  customer advances            45,279,000        40,503,000
                              -----------       -----------
  Total current
  liabilities                 223,733,000       224,490,000
Long-term debt, less
  current portion             217,367,000       217,346,000
Other long-term
  liabilities                  79,039,000        83,284,000
Stockholders' deficit        (353,519,000)     (316,775,000)
                              -----------       -----------
  Total liabilities and
  stockholders' deficit      $166,620,000       $208,345,000
                             ============       ============